As filed with the Securities and Exchange Commission on August 17, 2006.
Registration No. 333-97583

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPERCONDUCTIVE COMPONENTS, INC.
(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-121318 (I.R.S. Employer Identification No.)
2839 Charter Street
Columbus, Ohio 43228
(Address of Registrant’s principal executive offices)

SUPERCONDUCTIVE COMPONENTS, INC.
FOURTH AMENDED AND RESTATED
1995 STOCK OPTION PLAN
(Full Title of the Plan)

Daniel Rooney
President and Chief Executive Officer
Superconductive Components, Inc.
2839 Charter Street
Columbus, Ohio 43228
(614) 486-0261
(Name, address and telephone number of agent for service)

Copies of Correspondence to:
Curtis A. Loveland, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
(614) 227-2004

EXPLANATORY STATEMENT
          We previously registered a total of 900,000 shares of our common stock in connection with the Superconductive Components, Inc. 1995 Stock Option Plan (the “1995 Plan”) by two separate registration statements on Form S-8, as follows:
•	600,000 shares were registered by a Registration Statement on Form S-8, filed August 10, 2001, File No. 333-67212 (the “2001 Form S-8”); and

•	300,000 shares were registered by a Registration Statement on Form S-8, filed August 2, 2002, File No. 333-97583 (the “2002 Form S-8”).
          On June 9, 2006, our shareholders approved the Superconductive Components, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), which replaces the 1995 Plan. Of the 900,000 shares originally registered in connection with the 1995 Plan, 297,450 have not been issued and are not subject to issuance upon exercise of outstanding awards granted under the 1995 Plan.
          Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 123-124 of the Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations, dated July 1997 (see G. Securities Act Forms, number 89), 297,450 shares of our common stock registered on the 2002 Form S-8 are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on the date hereof in connection with the 2006 Plan (the “2006 Form S-8”).
          In addition to the 297,450 shares being carried forward to the 2006 Form S-8 on the date hereof, approximately 575,250 shares registered in connection with the 1995 Plan have not been issued but may be issued in accordance with the terms of the 1995 Plan. In the event any of these approximately 575,250 shares are not issued in connection with the 1995 Plan, we intend to periodically file additional post effective amendments to the 2001 Form S-8 and/or the 2002 Form S-8, and the 2006 Form S-8 carrying forward such shares for issuance in connection with the 2006 Plan.

PART II
Item 8. Exhibits
Signatures
EXHIBIT INDEX
EX-23.B
EX-24

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit Number		Description

4(a)		Superconductive Components, Inc. Fourth Amended and Restated 1995 Stock Option Plan (previously filed as Exhibit 4(a) to the Company’s Registration Statement on Form S-8 (Registration No. 333-97583) filed with the Securities and Exchange Commission on August 2, 2002, and incorporated herein by reference).

4(b)		Certificate of Second Amended and Restated Articles of Incorporation of Superconductive Components, Inc. (Incorporated by reference to Exhibit 3(a) to the Company’s initial Form 10-SB, filed on September 28, 2000).

4(c)		Restated Code of Regulations of Superconductive Components, Inc. (Incorporated by reference to Exhibit 3(b) to the Company’s initial Form 10-SB, filed on September 28, 2000).

5		Opinion of Porter, Wright, Morris & Arthur LLP regarding legality (Incorporated by reference to Exhibit 5 to the Company’s Form S-8 Registration Statement, dated August 2, 2002 (Registration No. 333-97583)).

23(a)		Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 to the Company’s Form S-8 Registration Statement, dated August 2, 2002 (Registration No. 333-97583), and incorporated herein by reference).

23(b)	*	Consent of Independent Registered Public Accounting Firm.

24	*	Powers of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-8 (Registration No. 333-97583) filed with the Securities and Exchange Commission on August 2, 2002, with the exception of the Power of Attorney for Mr. Peitz, which is filed herewith).

*	Filed herewith.

Signatures
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 17, 2006.

Superconductive Components, Inc.
By:	/s/ Daniel Rooney
Daniel Rooney, President and Chief Executive Officer

          In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel Rooney	President, Chief Executive Officer	August 17, 2006

Daniel Rooney	and Chairman of the Board of Directors
(principal executive officer)

/s/ Gerald S. Blaskie*	Vice President and Chief Financial Officer	August 17, 2006

Gerald S. Blaskie	(principal financial officer and
principal accounting officer)

/s/ Robert J. Baker, Jr.*	Director	August 17, 2006

Robert J. Baker, Jr.

/s/ Walter J. Doyle*	Director	August 17, 2006

Walter J. Doyle

/s/ Robert H. Peitz*	Director	August 17, 2006

Robert H. Peitz

/s/ Edward W. Ungar*	Director	August 17, 2006

Edward W. Ungar

*By:	/s/ Daniel Rooney Daniel Rooney, Attorney-in fact

Registration No. 333-97583

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Superconductive Components, Inc.

EXHIBITS

EXHIBIT INDEX

Exhibit Number		Description

4(a)		Superconductive Components, Inc. Fourth Amended and Restated 1995 Stock Option Plan (previously filed as Exhibit 4(a) to the Company’s Registration Statement on Form S-8 (Registration No. 333-97583) filed with the Securities and Exchange Commission on August 2, 2002, and incorporated herein by reference).

4(b)		Certificate of Second Amended and Restated Articles of Incorporation of Superconductive Components, Inc. (Incorporated by reference to Exhibit 3(a) to the Company’s initial Form 10-SB, filed on September 28, 2000).

4(c)		Restated Code of Regulations of Superconductive Components, Inc. (Incorporated by reference to Exhibit 3(b) to the Company’s initial Form 10-SB, filed on September 28, 2000).

5		Opinion of Porter, Wright, Morris & Arthur LLP regarding legality (Incorporated by reference to Exhibit 5 to the Company’s Form S-8 Registration Statement, dated August 2, 2002 (Registration No. 333-97583)).

23(a)		Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 to the Company’s Form S-8 Registration Statement, dated August 2, 2002 (Registration No. 333-97583), and incorporated herein by reference).

23(b)	*	Consent of Independent Registered Public Accounting Firm.

24	*	Powers of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-8 (Registration No. 333-97583) filed with the Securities and Exchange Commission on August 2, 2002, with the exception of the Power of Attorney for Mr. Peitz, which is filed herewith).

*	Filed herewith.